Exhibit 99.1

Zedge Reports Fourth Quarter and Full Year Fiscal 2025 Results

Active subscriptions1 reached a record 984K, up 47% year-over-year; subscription revenue grew 21% year-over-year

ARPMAU1 grew 17% year-over-year

Repurchased 640,000 shares during Q4 and 1.3 million in the fiscal year

Introduced first dividend post year-end

New York, NY – October 28, 2025: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a leader in digital marketplaces and interactive games that provide content, enable creativity, empower self-expression and facilitate community, today announced results for its fourth quarter and full year fiscal 2025, ended July 31, 2025.

Jonathan Reich, Zedge’s CEO, commented:

“We closed the year with solid operating performance, healthy underlying metrics and positive cash flow. Fourth quarter revenue was about flat year-over-year. Growth in our core businesses was offset by expected softness at GuruShots, which stabilized on a sequential basis, and by the absence of a one-time Zedge Premium boost that contributed to results in the prior-year quarter. Zedge+ subscription revenue increased 21%, ARPMAU rose 17% and Zedge Premium GTV1 continued to expand, reflecting ongoing demand for premium and personalized content.

“We also ended fiscal 2025 with a solid balance sheet, including roughly $19 million in cash and no debt. During the fourth quarter, we took a more aggressive approach to capital deployment, focusing on areas with strong long-term value potential. This included the repurchase of 640,000 shares of our common stock and continued investment in new product initiatives. We also had cash outlays related to our cost-cutting initiatives and the final payment of the GuruShots retention bonus implemented at the time of the 2022 acquisition, neither of which is expected to recur.

“During fiscal 2025, we introduced new AI features across our platforms, developed new products including Tapedeck and Syncat, expanded into the enterprise market with DataSeeds.AI, weathered the temporary revenue declines due to uncertainty related to TikTok’s business in the U.S. and repurchased more than 1.3 million shares of our common stock. We also better positioned ourselves for improved profitability and free cash flow in fiscal 2026 by implementing cost-cutting measures, including rightsizing our underperforming GuruShots business and closing our Norway office, while maintaining flexibility to invest in growth opportunities.”

Fourth Quarter Highlights (fiscal 2025 versus fiscal 2024)

●	Revenue decreased 1.5% to $7.5 million;

●	GAAP operating loss of ($0.7) million, compared to ($0.1) million;

o	Fourth quarter 2025 results included approximately ($0.6) million in restructuring and related costs;

●	GAAP net loss and loss per share (EPS) of ($0.6) million and ($0.04), compared to ($0.0) million and ($0.00) per share;

●	Non-GAAP net income (loss) and EPS of $0.1 million and $0.00, compared to income of $0.3 million and $0.02 per share;

●	Free cash flow[2] of $0.5 million; Adjusted EBITDA[2] of $0.3 million;

●	ARPMAU increased 16.9%;

●	Zedge Premium’s GTV increased 7.3% to $0.64 million;

●	Repurchased approximately 640,000 shares of Class B Common Stock.

Fiscal Year Highlights (2025 versus 2024)

●	Revenue decreased 2.3% to $29.4 million;

●	GAAP operating loss of ($3.2) million, compared to ($11.8) million;

o	Fiscal 2025 results included approximately ($2.5) million in restructuring and related charges;

●	GAAP net loss and EPS of ($2.4) million and ($0.17), compared to ($9.2) million and ($0.65);

●	Non-GAAP net income and EPS of $0.7 million and $0.05, compared to $1.8 million and $0.13, respectively;

●	Free cash flow of $2.9 million; Adjusted EBITDA of $1.8 million;

●	Zedge Premium’s GTV increased 21.8% to $2.6 million;

●	Repurchased approximately 1.3 million shares of Class B common stock.

Fourth Quarter Select Financial Metrics: FY25 versus FY24*

(in $M except for EPS)	Q4 ‘25	Q4 ‘24	Change	FY 25	FY 24	Change
Total Revenue	$7.5	$7.6	-1.5%	$29.4	$30.1	-2.3%
Advertising Revenue	$5.2	$5.2	0.5%	$20.3	$21.0	-3.4%
Digital Goods and Services Revenue	$0.5	$0.7	-39.2%	$2.2	$3.5	-37.1%
Subscription Revenue	$1.4	$1.2	21.0%	$5.1	$4.3	17.1%
Other Revenue	$0.4	$0.5	-17.9%	$1.8	$1.2	45.3%
GAAP Operating Income (Loss)	$(0.7)	$(0.1)	nm	$(3.2)	$(11.8)	72.6%
Operating Margin	-9.6%	-0.9%		-11.0%	-39.2%
GAAP Net Income (Loss)	$(0.6)	$(0.0)	nm	$(2.4)	$(9.2)	73.9%
GAAP Diluted EPS (Loss per share)	$(0.04)	$(0.00)	nm	$(0.17)	$(0.65)	73.8%
Non-GAAP Net Income	$0.1	$0.3	-80.3%	$0.7	$1.8	-61.8%
Non- GAAP Diluted EPS	$0.00	$0.02	-78.8%	$0.05	$0.13	-60.4%
Cash Flow from Operations	$0.7	$0.7	-3.0%	$3.4	$5.9	-41.5%
Free Cash Flow	$0.5	$0.5	-4.9%	$2.9	$4.7	-38.3%
Adjusted EBITDA	$0.3	$0.8	-59.9%	$1.8	$4.7	-62.5%
Shares Repurchased (in M)	0.64	0.15	323.2%	1.32	0.21	523.8%

nm = not measurable/meaningful

* numbers/percentages are based off of actuals versus the rounded numbers in the table; numbers in the parentheses are negative/losses

Select Zedge Marketplace Metrics: FY25 versus FY24*

(in MM except for ARPMAU and where noted)	Q4 ‘25	Q4 ‘24	Change
MAU	23.2	26.1	-11.1%
Well-Developed Markets	5.4	5.5	-1.8%
Emerging Markets	17.8	20.6	-13.6%
Active Subscriptions (in 000s)	984	669	47.1%
ARPMAU	$0.093	$0.079	16.9%
Zedge Premium - Gross Transaction Value (GTV)	$0.64	$0.60	7.3%

*	numbers/percentages are based off of actuals versus the rounded numbers in the table;

Fiscal 2026 Commentary

Reich continued:

“Fiscal 2026 will be a year of innovation focused on unlocking growth. Our recently announced Product Innovation Team is focused on rapidly testing and developing new product concepts and leveraging AI, vibe coding, and automations to deliver more “shots on goal” with fewer resources.

“Syncat is the first example of this approach, developed by three team members in about a month. Building on that success, we plan to launch six new product concepts or “alphas” in fiscal 2026, each measured against specific KPIs to determine whether it warrants further investment or should be quickly discontinued. This model will provide us with more opportunities for success while also maintaining tight cost control.

“We also launched Tapedeck in September, following our traditional development process. It represents a significant expansion of our premium product portfolio into music and leverages our expertise in nurturing artist communities and managing marketplaces. Most early metrics are tracking ahead of our targets. Tapedeck not only expands our creator economy footprint but also creates new monetization opportunities across advertising, subscriptions and premium features.”

“Finally, DataSeeds.AI continues to gain traction in the B2B data licensing market. We signed our first customer contract in fiscal 2025 with a leading AI developer and since then, have added new customers while receiving additional orders from an existing customer. We are also in active discussions with several prospects that could significantly expand the platform’s contribution in fiscal 2026. Our ability to provide rights-cleared, ethically-sourced content-on-demand datasets at scale positions us as a differentiated supplier in a rapidly growing market. This is aside from demand from adjacent verticals, including e-commerce vendors and stock photo businesses.

“Our capital allocation strategy reflects confidence in both our core business and our innovation pipeline, as well as the full impact of our cost-cutting actions taken in early 2025. The AI-first development model is capital-efficient, as we can fund multiple product experiments, scale DataSeeds.AI’s B2B expansion, enhance our core platforms and advance GuruShots 2.0 planning simultaneously while returning cash to shareholders through dividends and share repurchases, ensuring we maintain ample liquidity and flexibility to pursue opportunities as they emerge.

“We’re focused on five strategic priorities for fiscal 2026: expanding and diversifying our revenue base; accelerating AI innovation across all products and internal functions; scaling our new product releases including DataSeeds.AI and Tapedeck; leveraging the structural improvements we’ve made, including greater operational efficiency, profitability discipline and systematic innovation; and returning capital to shareholders via a balanced capital allocation strategy. With our strong balance sheet and cash generation, we are positioned to invest in and deliver sustained growth and expanded margins, while also returning capital to shareholders, all of which we believe will create long-term shareholder value.”

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions and shares repurchased)	Q124	Q224	Q324	Q424	Q125	Q225	Q325	Q425	FY23	FY24	FY25
Total Revenue	$7.1	$7.8	$7.7	$7.6	$7.2	$7.0	$7.8	$7.5	$27.2	$30.1	$29.4
Advertising Revenue	$4.9	$5.5	$5.5	$5.2	$4.9	$4.7	$5.6	$5.2	$18.3	$21.0	$20.3
Digital Goods and Services Revenue	$0.9	$0.9	$0.9	$0.7	$0.6	$0.6	$0.5	$0.5	$4.6	$3.5	$2.2
Subscription Revenue	$1.0	$1.1	$1.1	$1.2	$1.2	$1.2	$1.3	$1.4	$3.5	$4.3	$5.1
Other Revenue	$0.2	$0.3	$0.2	$0.5	$0.5	$0.4	$0.4	$0.4	$0.8	$1.2	$1.8
GAAP Operating Income (Loss)	$0.3	$(11.9)	$(0.1)	$(0.1)	$(0.5)	$(2.2)	$0.2	$(0.7)	$(6.9)	$(11.8)	$(3.2)
GAAP Net Income (Loss)	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$0.2	$(0.6)	$(6.1)	$(9.2)	$(2.4)
GAAP Diluted EPS (Loss per share)	$0.00	$(0.66)	$0.01	$0.00	$(0.02)	$(0.12)	$0.01	$(0.04)	$(0.44)	$(0.65)	$(0.17)
Non GAAP Net Income (Loss)	$0.5	$0.5	$0.5	$0.3	$(0.0)	$(0.2)	$0.9	$0.1	$1.9	$1.8	$0.7
Non-GAAP Diluted EPS (Loss per share)	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.06	$0.00	$0.13	$0.13	$0.05
Cash Flow from Operations	$1.3	$1.6	$2.3	$0.7	$1.2	$0.7	$0.9	$0.7	$3.2	$5.9	$3.4
Free Cash Flow	$0.8	$1.2	$2.1	$0.5	$1.0	$0.6	$0.8	$0.5	$1.7	$4.7	$2.9
Adjusted EBITDA	$1.5	$1.5	$0.9	$0.8	$0.3	$(0.1)	$1.2	$0.3	$5.7	$4.7	$1.8
MAU	28.5	28.7	27.7	26.1	25.0	24.7	22.1	23.2	nm	nm	nm
Well-developed Markets	6.2	6.2	6.0	5.5	5.5	5.6	5.2	5.4	nm	nm	nm
Emerging Markets	22.3	22.5	21.7	20.6	19.5	19.1	16.9	17.8	nm	nm	nm
Active Subscriptions (in 000s)	648	648	654	669	698	791	896	984	nm	nm	nm
ARPMAU	$0.063	$0.072	$0.074	$0.079	$0.077	$0.078	$0.099	$0.093	nm	nm	nm
Zedge Premium – GTV	$0.42	$0.54	$0.59	$0.60	$0.68	$0.68	$0.61	$0.64	$1.54	$2.15	$2.62
Shares Repurchased	0.00	0.00	0.06	0.15	0.22	0.24	0.22	0.64	0.75	0.21	1.32

nm = not measurable/meaningful

*	numbers may not add due to rounding

[1]	We use the following supplemental business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge Marketplace, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow (FCF) and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Earnings Announcement and Supplemental Information

Management will host an earnings conference call today at 11:00 am Eastern to discuss its earnings results, outlook, and strategy, followed by a Q&A session with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 327251

Webcast URL: https://www.webcaster5.com/Webcast/Page/2205/53057

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 53057

About Zedge

Zedge empowers tens of millions of consumers and creators each month with its suite of interconnected platforms that enable creativity, self-expression and e-commerce and foster community through fun competitions. Zedge’s ecosystem of product offerings includes the Zedge Marketplace, a freemium marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI image and audio maker; GuruShots, “The World’s Greatest Photography Game,” a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji.’

For more information, visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

Audited

	July 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$18,609	$19,998
Trade accounts receivable	3,164	3,406
Prepaid expenses and other current assets	671	593
Total Current assets	22,444	23,997
Property and equipment, net	1,290	2,306
Intangible assets, net	4,922	5,369
Goodwill	1,931	1,824
Deferred tax assets, net	4,823	4,344
Other assets	244	355
Total assets	$35,654	$38,195
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,471	$1,113
Accrued expenses and other current liabilities	2,867	2,969
Deferred revenues	3,425	2,168
Total Current liabilities	7,763	6,250
Deferred revenues--non-current	1,937	931
Other liabilities	53	118
Total liabilities	9,753	7,299
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at July 31, 2025 and 2024	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 15,073 shares issued and 12,692 shares outstanding at July 31, 2025, and 14,866 shares issued and 13,815 outstanding at July 31, 2024	151	149
Additional paid-in capital	49,768	48,263
Accumulated other comprehensive loss	(1,509)	(1,832)
Accumulated deficit	(15,505)	(13,113)
Treasury stock, 2,381 shares at July 31, 2025 and 1,051 shares at July 31, 2024, at cost	(7,009)	(2,576)
Total stockholders’ equity	25,901	30,896
Total liabilities and stockholders’ equity	$35,654	$38,195

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(audited)

	Three Months Ended		Years Ended
	July 31,		July 31,
	2025	2024	2025	2024
Revenues	$7,468	$7,581	$29,398	$30,091
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	481	460	1,841	1,859
Selling, general and administrative	6,909	6,852	27,187	25,625
Depreciation and amortization	225	334	1,149	2,454
Impairment of intangible assets	-	-	-	11,958
Restructuring charges	547	-	1,605	-
Loss on disposal of property and equipment	21	-	21	-
Impairment of capitalized software and technology development costs	-	-	827	-
Loss from operations	(715)	(65)	(3,232)	(11,805)
Interest and other income, net	160	192	666	626
Net loss resulting from foreign exchange transactions	(10)	33	(151)	(190)
Loss before income taxes	(565)	160	(2,717)	(11,369)
Income taxes expense (benefit)	(6)	199	(325)	(2,198)
Net loss	$(559)	$(39)	$(2,392)	$(9,171)
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	36	46	323	(295)
Total other comprehensive income (loss)	36	46	323	(295)
Total comprehensive income (loss)	$(523)	$7	$(2,069)	$(9,466)
Loss per share attributable to Zedge, Inc. common stockholders:
Basic and diluted	$(0.04)	$-	$(0.17)	$(0.65)
Weighted-average number of shares used in calculation of loss per share:
Basic and diluted	13,441	14,141	13,736	14,092

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(audited)

	Year ended July 31,
	2025	2024

Operating activities
Net loss	$(2,392)	$(9,171)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	63	56
Amortization of intangible assets	447	1,382
Amortization of capitalized software and technology development costs	639	1,016
Loss on disposal of property and equipment	21	-
Amortization of deferred financing costs	-	15
Stock-based compensation	1,445	2,141
Impairment charge of capitalized software and technology development costs	827	-
Impairment charge of ROU asset	140	-
Impairment charge of intangible assets	-	11,958
Impairment of investment in privately-held company	-	50
Deferred income taxes	(479)	(2,502)
Change in assets and liabilities:
Trade accounts receivable	242	(523)
Prepaid expenses and other current assets	(78)	(24)
Other assets	(94)	45
Trade accounts payable and accrued expenses	378	722
Deferred revenues	2,263	685
Net cash provided by operating activities	3,422	5,850
Investing activities
Capitalized software and technology development costs	(466)	(1,147)
Purchase of property and equipment	(83)	(47)
Net cash used in investing activities	(549)	(1,194)
Financing activities
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(4,433)	(646)
Prepayment of term loan	-	(2,000)
Proceeds from exercise of stock options	62	3
Net cash used in financing activities	(4,371)	(2,643)
Effect of exchange rate changes on cash and cash equivalents	109	(140)
Net (decrease) increase in cash and cash equivalents	(1,389)	1,873
Cash and cash equivalents at beginning of period	19,998	18,125
Cash and cash equivalents at end of period	$18,609	$19,998

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$220	$281
Cash payments made for interest expenses	$-	$66

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Free Cash Flow, and non-GAAP net income and EPS (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income and EPS), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Numbers in the following reconciliation tables may not add due to rounding.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q124	Q224	Q324	Q424	Q125	Q225	Q325	Q425	FY23	FY24	FY25
Net Income (Loss)	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$0.2	$(0.6)	$(6.1)	$(9.2)	$(2.4)
Excluding:
Interest and other income (expense), net	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.3)	$(0.6)	$(0.7)
Income taxes expense (benefit)	$0.2	$(2.5)	$(0.1)	$0.2	$0.0	$(0.5)	$0.1	$(0.0)	$(0.5)	$(2.2)	$(0.3)
Depreciation and amortization	$0.8	$0.8	$0.6	$0.3	$0.4	$0.3	$0.2	$0.2	$3.3	$2.5	$1.1
EBITDA	$0.9	$(11.1)	$0.4	$0.3	$(0.1)	$(2.0)	$0.3	$(0.5)	$(3.6)	$(9.5)	$(2.2)
Adjustments:
Asset impairments and restructuring charges	$0.0	$12.0	$0.0	$0.0	$0.0	$1.3	$0.6	$0.6	$6.8	$12.0	$2.5
Stock-based compensation	$0.5	$0.7	$0.5	$0.5	$0.4	$0.6	$0.3	$0.1	$2.5	$2.1	$1.4
Expenses related to restructuring activities and business combination	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$0.0	$0.2	$0.1
Adjusted EBITDA	$1.5	$1.5	$0.9	$0.8	$0.3	$(0.1)	$1.2	$0.3	$5.7	$4.7	$1.8

*	numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q124	Q224	Q324	Q424	Q125	Q225	Q325	Q425	FY23	FY24	FY25
GAAP Net Income (Loss)	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$0.2	$(0.6)	$(6.1)	$(9.2)	$(2.4)
Adjustments:
Asset impairments and restructuring charges	$0.0	$12.0	$0.0	$0.0	$0.0	$1.3	$0.6	$0.6	$6.8	$12.0	$2.5
Stock-based compensation	$0.5	$0.7	$0.5	$0.5	$0.4	$0.6	$0.3	$0.1	$2.5	$2.1	$1.4
Expenses related to restructuring activities and business combination	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$0.0	$0.2	$0.1
Income tax effect on non-GAAP items	$(0.2)	$(2.9)	$(0.1)	$(0.1)	$(0.1)	$(0.4)	$(0.2)	$(0.2)	$(1.3)	$(3.3)	$(0.9)
Non-GAAP Net Income (Loss)	$0.5	$0.5	$0.5	$0.3	$(0.0)	$(0.2)	$0.9	$0.1	$1.9	$1.8	$0.7
Non-GAAP basic EPS (loss per share)	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.06	$0.00	$0.13	$0.13	$0.05
Non-GAAP diluted EPS (loss per share)	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.06	$0.00	$0.13	$0.13	$0.05
Weighted average shares used to compute Non-GAAP basic earnings per share	14.0	14.1	14.2	14.1	14.1	13.9	13.7	13.4	14.1	14.1	13.7
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.0	14.1	14.5	14.5	14.1	13.9	13.9	13.4	14.1	14.1	13.7

*	numbers may not add due to rounding

Free Cash Flow Calculation	Q124	Q224	Q324	Q424	Q125	Q225	Q325	Q425	FY23	FY24	FY25
Cash Flow from Operations	$1.3	$1.6	$2.3	$0.7	$1.2	$0.7	$0.9	$0.7	$3.2	$5.9	$3.4
Capital Expenditures	$0.4	$0.4	$0.2	$0.2	$0.2	$0.1	$0.1	$0.2	$1.5	$1.2	$0.5
Free Cash Flow	$0.8	$1.2	$2.1	$0.5	$1.0	$0.6	$0.8	$0.5	$1.7	$4.7	$2.9